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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2003

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	0-25581 (Commission File Number)	06-1528493 (IRS Employer Identification No.)
800 Connecticut Avenue, Norwalk, Connecticut (Address of principal office)	06854 (zip code)

N/A
(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

        On February 24, 2003, priceline.com intends to present the attached materials at the Goldman Sachs Technology Investment Symposium in La Quinta, California. At the symposium, priceline.com intends to disclose that its 2003 first quarter-to-date hotel revenue increased approximately 35% over the corresponding period in 2002. The information set forth above is qualified in its entirety by reference to priceline.com's presentation materials which are attached hereto as Exhibit 99.1 and incorporated herein by reference. The attached information should be read in conjunction with priceline.com's audited financial statements and the notes thereto filed with the SEC on Form 10-K and quarterly financial statements filed with the SEC on Form 10-Q. Pro forma financial information contained in the attached presentation materials is stated before restructuring, special and severance charges, stock-based compensation and option payroll tax, impairment of certain investments and preferred stock dividends. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

99.1	Presentation materials to be presented at the Goldman Sachs Technology Investment Symposium in La Quinta, California on February 24, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED
By:	/s/ JEFFERY H. BOYD Name: Jeffery H. Boyd Title: Chief Executive Officer

Date: February 24, 2003

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation materials to be presented at the Goldman Sachs Technology Investment Symposium in La Quinta, California on February 24, 2003.

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  Item 9. Regulation FD Disclosure.